AMENDMENT TO TRANSACTION DOCUMENTS

     This Amendment to Transaction Documents (the "Agreement") is made as of the 31st day of May, 1997, between and among GSF Energy, L.L.C., a Delaware limited liability company and successor by merger to the interest of GSF Energy, Inc. ("GSF"), Brea Power Partners, L.P., a Delaware limited partnership (the "Partnership"), and Ridgewood Electric Power Trust I, a Delaware business trust ("Ridgewood") with respect to the following
Recitals:

     WHEREAS, the Partnership was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act pursuant to a Certificate of Limited Partnership of the Partnership, as filed in the office of the Secretary of State of the State of Delaware on October 12, 1994, and an Agreement of Limited Partnership of the Partnership dated as of October 12, 1994 (the "Partnership Agreement") for the purpose of acquiring from GSF an approximately 5 MW landfill gas fired electrical generating facility located in the space above the Olinda/Olinda Alpha sanitary landfill in Orange County, California (the "Facility");

     WHEREAS, the original partners in the Partnership were Brea Power (I), Inc., a Delaware corporation and wholly-owned subsidiary of GSF ("Brea"), as sole general partner, and GSF and Ridgewood Electric Power Trust I, a Delaware business trust ("Ridgewood"), as limited partners;

     WHEREAS, in furtherance of the purposes for which the Partnership was organized, the Partnership and GSF and, in certain cases third parties entered into the following agreements:

     (i) a certain Contribution Agreement dated as of November 29, 1994 by and between GSF and the Partnership, pursuant to which GSF agreed to contribute certain assets to the Partnership (the "Contribution
Agreement");

     (ii) a certain Bill of Sale dated as of November 29, 1994 by and between GSF and the Partnership pursuant to which GSF assigned certain property to the Partnership (the "Bill of Sale");

     (iii) a certain Assignment and Assumption Agreement dated as of November 19, 1994 between GSF and the Partnership pursuant to which the Parallel Generation Agreement (the "Power Contract") dated as of December 28, 1982 between GSF and Southern California Edison Company ("SCE") was assigned to the Partnership (the "Power Contract Assignment");

     (iv) a certain Consent to Assignment dated as of November 29, 1994 between and among GSF, the Partnership and SCE pursuant to which SCE consented to the Power Contract Assignment (the "SCE Consent");

     (v) a certain Partial Assignment and Assumption Agreement dated as of November 29, 1994 between GSF and the Partnership (the "Gas Lease Assignment") pursuant to which GSF assigned to the Partnership, and the Partnership assumed, certain rights and obligations of GSF under a certain Amended and Restated Gas Lease Agreement dated as of December 14, 1993 by and between Orange County, California ("Orange County") and GSF (the "Gas Lease");

     (vi) a certain Modification No. 1 to the Gas Lease dated November 29, 1994 between GSF, the Partnership and Orange County ("Modification No. 1") pursuant to which Orange County consented to the Gas Lease Assignment;

     (vii) a certain Gas Sale and Purchase Agreement dated as of November 29, 1994 by and between GSF and the Partnership (the "Gas Sale Agreement") pursuant to which GSF agrees to sell and the Partnership agrees to purchase gas to be used by the Facility to generate electricity; and

     (viii) a certain Operating, Maintenance and Administrative Services Agreement dated as of November 29, 1994 by and between GSF and the Partnership (the "O&M Agreement");

     WHEREAS, in connection with the formation of the Partnership, GSF and Ridgewood entered into a certain Support Agreement dated as of November 29, 1994 pursuant to which GSF and Ridgewood undertook certain obligations with respect to their respective interests in the Partnership (the "Support Agreement");

     WHEREAS, the agreements and documents referred to in clauses (i) through (viii) of the third WHEREAS clause of this Agreement and the Support Agreement are hereinafter collectively referred to as the "Transaction Documents";

     WHEREAS, pursuant to a certain Acquisition Agreement dated as of May 31, 1997 (the "Acquisition Agreement") by and between GSF and Olinda, L.L.C., a Delaware limited liability company which is affiliated with Ridgewood ("Olinda"), GSF has contracted to sell the stock of Brea and the limited partnership interest in the Partnership to Olinda;

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to Olinda's obligations to close the transactions contemplated by the Acquisition Agreement;

     WHEREAS, the parties are entering into this Agreement in order to induce Olinda to close the transactions contemplated by the Acquisition Agreement.

     NOW therefore, the parties agree as follows:

1. Contribution Agreement. There are no amendments or modifications of the Contribution Agreement and the Contribution Agreement continues in full force and effect as written.

2. Bill of Sale. There are no amendments or modifications of the Bill of Sale, and the Bill of Sale continues in effect as written; subject, however, to the reconveyance by the Partnership to GSF of certain assets described in the Bill of Sale pursuant to a certain Assignment and Assumption of Contracts executed by the Partnership and GSF in connection with the Acquisition Agreement.

3. Power Contract Assignment. There are no amendments or modifications of the Power Contract Assignment, and the Power Contract Assignment continues in full force and effect as written.

4. SCE Consent. There are no amendments or modifications of the SCE Consent, and the SCE Consent continues in full force and effect as written.

5. Gas Lease Assignment. There are no amendments or modifications of the Gas Lease Assignment, and the Gas Lease Assignment continues in full force and effect as written.

6. Modification No. 1. There are no amendments or modifications of the Modification No. 1, and Modification No. 1 continues in full force and effect as written.

7.   Gas Sale Agreement.

     (a) Article I Term is hereby amended by deleting Section 1.01 in its entirety and by substituting a new Section 1.01 in lieu thereof as follows:

               "Section 1.01. This Agreement shall be effective from the Effective Date and, unless terminated earlier as provided herein, shall continue and remain in full force and effect until the later to occur of
(i) December 31, 2004 or (ii) the expiration of the stated term of the Power Contract."

     (b) Article II - Certain Definitions is hereby amended by deleting the phrase "receiving and processing deliveries of Gas" from the second and third lines of the definition of Buyer's Facility set forth in Section 2.01(b).

     (c) Article III - Purchase and Sale is hereby amended by deleting the second paragraph thereof in its entirety.

     (d) Article IV - Delivery is hereby amended by deleting Section 4.01 in its entirety and inserting a new Section 4.01 in lieu thereof as follows:

               "Section 4.01. All Gas delivered by Seller to Buyer pursuant to this Agreement shall be delivered at the point which is immediately upstream of the 3" - Flange Stub with Blind Flange on the pipe labeled 3" - P-135A-1A and which is shown as the "Delivery Point" on the engineering drawing attached hereto as Schedule 1 (the "Delivery Point"). Delivery of Gas hereunder shall commence upon the Effective Date."

          Further, any other references to "Delivery Point" which are set forth on the engineering drawings attached to the Gas Sale Agreement as Exhibit A are deleted in their entirety.

     (e) Article V - Operation and Maintenance is hereby amended by deleting the words "GSF Energy Inc." in the third line of Section 5.02 and inserting the words "Ridgewood Power Management Corporation" in lieu thereof.

     (f) Article V - Operations and Maintenance is hereby amended by adding a new Section 5.04 as follows:

               Section 5.04. In the event that Seller's monthly Capacity Factor falls below 85%, the Seller agrees that Buyer may take or may cause the Seller to take such steps as Buyer may reasonably conclude are necessary or appropriate to restore and maintain the ability of Seller's Facility to provide a Monthly Capacity Factor of 100%. Seller agrees to cooperate with Buyer in such manner as Buyer requests in order to facilitate the improvements in Seller's Facility contemplated by this
Section 5.04, and Seller agrees that to the extent that Buyer incurs any out-of-pocket costs in connection with any such improvements, then Buyer may offset any such costs against amounts otherwise due Seller hereunder."

     (g) Article VI - Price is hereby amended by deleting the second paragraph of Section 6.01 in its entirety and by adding the following sentence at the end of the first paragraph of Section 6.01:

               "In addition, from and after January 1, 1997 the Buyer shall pay the Seller an additional amount for purchase of gas equal to $12,500 per month. Commencing on January 1, 1998 and for each subsequent calendar year, such monthly payment shall be escalated at 3.7% over the amount paid in the corresponding month in the preceding calendar year."

     (h) Article X - Default, Termination and Liability is hereby amended by deleting Sections 10.01, 10.02, 10.03, 10.04 and 10.05 in their entirety.

     (i) Article XII - Miscellaneous is hereby amended by (i) deleting clause (i) of Section 12.01 in its entirety, and (ii) substituting the following addresses for the Buyer and Seller in Section 12.04(a):

          To Buyer: Brea Power Partners, L.P.
                    c/o Ridgewood Power Management Corporation
                    947 Linwood Avenue
                    Ridgewood, New Jersey  07450
                    Phone:    (201) 447-9000
                    Facsimile:(201) 447-0474

          To Seller:GSF Energy, L.L.C.
                    3321 Bee Caves Road
                    Suite 300
                    Austin, TX  78746
                    Attn:  President
                    Phone:    (512) 347-1441
                    Facsimile:(512) 347-1551

     (j) The Gas Sale Agreement, as amended and modified by the foregoing provisions of this Paragraph 7, continues in full force and effect.

8. The O&M Agreement is hereby terminated and is of no further force and effect (except to the extent specifically provided therein).

9.   The Support Agreement is hereby amended as follows:

     (a) Section 1 - Defined Terms shall be amended by deleting the term "Ridgewood Interest Purchase Price" in its entirety and substituting a new definition of, "Ridgewood Damage Amount." as follows:

           "Ridgewood Damage Amount shall have the meaning given such term in Section 3(b) hereof."

     (b) Subsection 2(a)(iii) is hereby amended by deleting such subsection in its entirety and substituting the following in lieu thereof:

           "(iii) GSF shall pay liquidated damages to Ridgewood in accordance with the provisions of Section 3 hereof."

     (c) Section 3 is deleted in its entirety and the following substituted in lieu thereof:


           "Ridgewood Damage Amount

               (a) Ridgewood may require GSF to pay damages to Ridgewood in an amount equal to the Ridgewood Damage Amount calculated in accordance with Section 3(b) hereof in the following situations

                    (i) GSF has notified Ridgewood of its election to terminate its Dissolution Payment obligation in accordance with Section 2(c) hereof; or

                    (ii) The Gas Supplier has fully expended the Maximum Liability Cap.

                    Payment of the Ridgewood Damage Amount must be made within 30 days after the occurrence of either of such events.

               (b) The Ridgewood Damage Amount shall be an amount necessary to make the sum of the discounted present values, discounted to November 29, 1994, of the following three items equal to Three Million One Hundred Thousand Dollars ($3,100,000):

                    (i)  The Ridgewood Damage Amount,

                    (ii) Distributions made to Ridgewood (including successors and assigns in accordance with Article V of the Partnership Agreement); and

                    (iii)Distribution payments made to Ridgewood (if any).

                    For purposes of calculating the Ridgewood Damage Amount, the applicable discount rate shall equal 1.17% per month, and cash payment shall be deemed to have occurred at the end of the month in which received."

               (c) Section 4 - GSF Call Option is hereby amended by deleting such section in its entirety.

               (d) Section 6 - Notice of Claims continues in full force and effect as written notwithstanding the termination of the Operating Agreement upon the closing of the Acquisition Agreement.

               (e) Section 7 - Notices is hereby amended by deleting the address for GSF and substituting the following address in lieu thereof:

                    To GSF:   GSF Energy, L.L.C.
                              3321 Bee Caves Road, Suite 300
                              Austin, Texas  78746
                              Attn:  President
                              Tel: (512) 347-1441
                              Fax: (512) 347-1551

               (f) The Support Agreement, as amended and modified by the foregoing provision of this Paragraph 9, continues in full force and effect.

10. The amendments, modifications, and termination of the Transaction Documents described in the foregoing provision of this Agreement shall become effective on the closing of the Acquisition Agreement.

11. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

In witness whereof, the parties have executed this Agreement as of the date first above written.

                         GSF ENERGY, L.L.C.
                         By: Ecogas Corporation, as Manager

                         By: /s/ Jerrel Branson
                         Name:  Jerrel Branson
                         Title:  President

                         BREA POWER PARTNERS, L.P.
                         By BREA POWER (I), INC. - General Partner
                         (with respect to Transaction Documents other than
                          the Support Agreement)


                         By:  /s/ Jerrel Branson
                         Name:  Jerrel Branson
                         Title:  President

                         RIDGEWOOD ELECTRIC POWER TRUST I
                         By RIDGEWOOD POWER CORPORATION
                         (with respect to the Support Agreement only)


                         By:  /s/ Mary Louise Olin
                         Name:  Mary Louise Olin
                         Title:  Vice President


Each of the undersigned, in its capacity as a limited partner of Brea Power Partners, L.P. hereby confirms that it approves and ratifies the execution of this Agreement by Brea Power (I) Inc. as general partner, acting on behalf of the Brea Power Partners, L.P.

                         GSF ENERGY, L.L.C.


                         By:  /s/ Jerrel Branson
                         Name:  Jerrel Branson
                         Title:  President


                         Ridgewood Electric Power Trust I
                         By:  Ridgewood Power Corporation,
                              its Managing Shareholder


                         By:  /s/ Mary Louise Olin
                         Name:  Mary Louise Olin
                         Title:  Vice President